Exhibit 99.1

Bain Capital Specialty Finance, Inc. Receives Investment Grade Rating from KBRA

BOSTON – February 22, 2023 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced that Kroll Bond Rating Agency, LLC (“KBRA”) has assigned the Company an investment grade rating of BBB and Stable outlook.

“We appreciate KBRA’s thoughtful diligence in assigning BCSF an investment grade rating, which reflects our well-diversified, largely senior secured investment portfolio, diversified funding mix, and Bain Capital Credit’s 25-years of experience investing in the private debt markets, from which the Company benefits,” said Michael Boyle, President of BCSF. “We are pleased to further strengthen our capital position with an additional investment grade rating.”

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2022, BCSF has invested approximately $6.2 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:
Katherine Schneider
Tel. (212) 803-9613
investors@baincapitalbdc.com

Media Contact:
Charlyn Lusk
Tel. (646) 502-3549
clusk@stantonprm.com